Exhibit 99.2 Silvergate Capital Corporation 1Q20 Earnings Presentation April 29, 2020

Forward Looking Statements This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experiences additional resolution costs. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to the investor relations section of the Company's website at https://ir.silvergatebank.com. Silvergate “Silvergate Bank” and its logos and other trademarks referred to and included in this presentation belong to us. Solely for convenience, we refer to our trademarks in this presentation without the ® or the ™ or symbols, but such references are not intended to indicate that we will not fully assert under applicable law our trademark rights. Other service marks, trademarks and trade names referred to in this presentation, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In this presentation, we refer to Silvergate Capital Corporation as “Silvergate” or the “Company” and to Silvergate Bank as the “Bank”. 2

COVID-19 Update Customers Our top priority during this COVID-19 • Uninterrupted banking access for customers pandemic has been ensuring the safety of • Outreach to commercial real estate borrowers with the Company’s employees and prioritization for hotel and retail collateral uninterrupted service to our customers, with the majority of our employees working • For SFR mortgages we’ve instructed our sub-servicer to offer borrower payment deferrals for confirmed hardships seamlessly remotely, while we are supporting our customers around the clock • Referral relationship for those seeking assistance with SBA’s “Paycheck Protection Program” (PPP) Employees Communities • Robust pandemic continuity plan operating effectively with • Silvergate partners with various community organizations majority of workforce working remotely that address the needs of low to moderate income individuals and small businesses • Social distancing polices for those working in the office, reduced branch hours, providing guidelines to employees • Donated $45,000 to a handful of nonprofit organizations to promote healthy habits and staying connected while who are trying to achieve their service missions in the working remotely wake of increased demand due to COVID-19 • Providing paid sick leave and expanded family and • Funded eight, $1,000 scholarships for college students medical leave related to COVID-19 under Families First who are experiencing housing challenges Coronavirus Response Act (FFCRA) • Company health insurance providing COVID-19 related benefits 3

1Q20 Highlights

Key Highlights

- Strength of network effect of SEN evidenced by strong digital currency customer growth to 850 customers at March 31, 2020
- A record $17.4 billion of SEN transfer volume and 31,405 transactions in the first quarter
- Digital currency related fee income of $1.7 million, a 92% increase compared to prior year's first quarter
- Successful pilot of SEN Leverage and bitcoin collateralized loans with a total of $12.5 million in approved credit
- Strong capital and liquidity position, with a 26.1% Total Risk-Based Capital Ratio and 48.9% of our assets in cash, cash equivalents, and high quality available-for-sale investment securities, at March 31, 2020
- Effective use of hedging strategy put in place in early 2019 enabling partial mitigation of the impacts of lower interest rates

Key Financial Metrics

($ in millions, except per share data)

	1Q20	4Q19	% Δ	1Q20	1Q19	% Δ
Net Income	$ 4.4	$ 3.6	22%	$ 4.4	$ 9.4	(53)%
Diluted EPS	$ 0.23	$ 0.19	21%	$ 0.23	$ 0.52	(56)%
Digital Currency Customers (#)	850	804	6%	850	617	38%
Digital Currency Fee Income	$ 1.7	$ 1.4	24%	$ 1.7	$ 0.9	92%
SEN Transfers	$17,372	$ 9,607	81%	$17,372	$ 4,076	326%
SEN Transactions (#)	31,405	14,400	118%	31,405	7,097	343%

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Note: 1Q19 Net Income includes a $3.9 million gain on sale of branch, net of tax. See Non-GAAP reconciliation in the appendix.

Digital Currency Platform Expansion Digital Currency Net Customer Growth Commentary 850 804 • At March 31, 2020, net digital currency customers 756 increased 38% year over year to 850 655 617 • At March 31, 2020, Silvergate had over 200 prospective digital currency customer leads in pipeline or onboarding processes • 1Q20 fee income from digital currency customers increased 24% versus 4Q19 and 92% versus 1Q19 • $17.4 billion of U.S. dollar transfers occurred on the SEN in 1Q20, an increase of 81% versus 4Q19 and 326% 1Q19 2Q19 3Q19 4Q19 1Q20 versus 1Q19 Fee Income from Digital Currency Customers Global Payments Platform Utilization (SEN Transfers) ($ in thousands) $1,700 ($ in millions) $1,579 31,405 $1,366 $1,093 $884 $17,372 14,400 12,254 12,312 $9,607 7,097 $8,625 $10,425 $4,076 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 SEN Transfer $ SEN Transfer # 5

Deposits

Digital Currency and Other Deposit Trends

($ in millions)



Cost of Deposits %
0.08%
0.28%
0.50%
0.84%
0.87%
$1,599
$279
$1,320
$1,938
$475
$1,463
$1,848
$551
$1,297
$1,815
$569
$1,246
$2,003
$310
$1,693
1Q19
2Q19
3Q19
4Q19
1Q20
Digital Currency Deposits
Other Deposits

Commentary

- Digital currency deposits are non interest bearing and the growth in 1Q20 driven by increased volume of bitcoin trades and related customer transactional volume
- Other deposits include callable brokered CDs issued beginning in 2Q19 as part of a hedging strategy intended to reduce exposure to a decline in earnings in a declining interest rate environment with minimal negative impact on earnings
- Cost of deposits include 22 bps, 44 bps, 78 bps and 81 bps in 2Q19, 3Q19, 4Q19 and 1Q20, respectively, related to interest expense and premium expense related to callable brokered CDs associated with our hedging strategy
- The 4Q19 and 1Q20 cost of deposits includes $1.6 million and $2.1 million in premium expense, respectively, resulting from calling and reissuing a portion of our brokered CDs
- The callable brokered CDs had an all-in interest plus premium expense of 2.77% at September 30, 2019, 2.29% at December 31, 2019 and 1.92% at March 31, 2020

Note: Ratios have been annualized. Totals may not foot due to rounding.

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Yields, Cost of Funds and Net Interest Margin Yields, Cost of Deposits and Net Interest Margin Trends NIM Yield on Loans Yield on Securities Yield on Cash Cost of Funds 6% 5.75% 5.45% 5.50% 5.14% 5.15% 5% 4.01% 4% 3.56% 3.23% 3.39% 3.12% 2.97% 2.86% 3% 2.76% 2.42% 2.31% 2.00% 2.68% 2.70% 2% 1.64% 1.24% 1% 0.59% 0.43% 0.17% 0.94% 0.94% 0% 1Q19 2Q19 3Q19 4Q19 1Q20 Commentary • Net interest income totaled $15.5 million in 1Q20 compared to $15.6 million in 4Q19, and $19.3 million in 1Q19 • The decrease in both net interest income and NIM was driven by both the federal funds rate reductions in 3Q19, 4Q19 and 1Q20 as well as premium expense in 4Q19 and 1Q20 resulting from calling brokered CDs • 4Q19 includes $1.6 million of premium expense, or approximately a 30bps reduction to NIM, and 1Q20 includes $2.1 million of premium expense, or approximately a 39bps reduction to NIM, resulting from calling brokered CDs • Cost of funds was flat compared to prior quarter driven by brokered CD call premium offset by reduced brokered CD interest expense and favorable product mix from an additional $100.9 million in average noninterest bearing deposits ___________ 7 Note: Ratios have been annualized.

Noninterest Income Noninterest Income 9000 ($ in thousands) $7,871 8000 7000 6000 Legend $4,931 5000 $5,509 Gain on sale of branch 4000 $3,130 $3,231 3000 $2,362 $2,599 Other noninterest income $2,154 $1,764 2000 $1,020 $1,478 $1,061 1000 Fee income from digital $1,579 $1,366 $1,700 $884 $1,093 currency customers 0 1Q19 2Q19 3Q19 4Q19 1Q20 Commentary • 1Q19 includes a $5.5 million gain on sale of the Company’s San Marcos branch and business loan portfolio • 1Q20 includes a $1.2 million gain on sale of securities and $0.9 million gain on extinguishment of debt from termination of FHLB term advance versus $0.7 million gain on sale of securities in 4Q19 • 1Q20 fee income from digital currency customers was up 92% year over year ➢ Demand for cash management solutions, foreign currency exchange services and deposit solutions drove more transaction activity from digital currency customers ___________ 8 Note: See Non-GAAP reconciliation in the appendix for further information on the gain on sale of branch.

Noninterest Expense Noninterest Expense ($ in thousands) $13,486 $13,660 $13,875 $12,721 $12,611 $1,366 $1,679 $1,767 $1,431 $1,255 $1,445 $1,198 $985 $1,073 $889 $1,261 $1,037 $1,298 $1,149 $873 $1,123 $861 $907 $1,012 $892 $8,765 $8,082 $8,277 $8,773 $8,955 1Q19 2Q19 3Q19 4Q19 1Q20 Salaries/Employee Benefits Occupancy/Equipment Communications/Data Professional Services Other Commentary • 1Q20 noninterest expense up 2% versus 4Q19 and 3% versus 1Q19 • Salaries and employee benefits expense was 65% of total expense in 1Q20 with the increase versus 4Q19 due to seasonality of payroll costs • Headcount at March 31, 2020 was 211 compared to 215 at year end 2019 • Strong foundation to support growth given the expansion of our operational infrastructure • Pandemic planning resulted in successful transition to a primarily remote workforce without significant additional costs 9

Securities and Loan Portfolio Securities Composition – 41.7% of Total Assets Securities Commentary • Securities portfolio is managed with the same disciplined Municipal Bonds credit approach as is applicable to our loan portfolio, with 9.6% consideration for the underlying debt components and capped exposure for underlying asset classes such as Residential (MBS/CMO) retail and hospitality 30.0% Asset Backed • 1Q20 includes purchases of $85.8 million of fixed rate, tax- Securities $964.3mm exempt, municipal bonds, all general obligation or revenue 24.7% Yield: 2.70% bonds and all rated A+ or higher. This is part of a broader risk balancing strategy that entails reducing a portion of our Commercial MBS/CMO exposure • Commercial MBS/CMO are non-agency with 98% rated Commercial AAA. Residential MBS/CMO are 91% agency backed (MBS/CMO) 38.9% • 100% of asset backed securities are agency backed FFELP student loan bonds and rated AA+ or better Loan Composition – 48.2% of Total Assets Loan Commentary Mortgage Warehouse HFI • 1Q20 total loans were up $73.9 million, or 7.1% versus 4.6% Mortgage 4Q19 driven by an increase in mortgage warehouse Warehouse HFS lending and single-family residential real estate loan 1-4 Family Real 39.0% originations Estate 18.1% • Nonperforming assets totaled $5.1 million, or 0.22% of $1,114.8mm Yield: 5.15% total assets, at March 31, 2020, a decrease of $0.8 million from $5.9 million, or 0.28% of total assets at Multi-Family Other HFI Real Estate 2.2% December 31, 2019 6.9% Commercial Real Estate 29.2% ___________ 10 Note: Securities and loan yields are 1Q20 and have been annualized.

Credit Quality Commercial & Multi-Family Real Estate Balances - LTV Single-Family Residential Real Estate Balances - LTV ($ in millions) $130.4 $134.0 Weighted Average LTV: 53.1% Weighted Average LTV: 54.1% Period end balance: $401.8 million Period end balance: $202.2 million $76.6 $71.8 $51.1 $41.6 $37.8 $22.0 $12.0 $7.3 $10.9 $7.0 $0.0 $1.6 < 50% 51% - 60% - 66% - 71% - 76% - >80% < 50% 51% - 60% - 66% - 71% - 76% - >80% 59% 65% 70% 75% 80% 59% 65% 70% 75% 80% Net Charge-offs (Recoveries) / Average Loans (bps) 300 250 200 150 100 Silvergate 50 0 US Commercial (50) Banks ___________ Note: Company data as of March 31, 2020. 11 Source: FRED Economic Data. US Commercial Bank data represents aggregate data of charge-off rates on all U.S. Commercial Banks.

Additional Loan Portfolio Information

CRE and Multi-Family Loan Segments at March 31, 2020

($ in millions)

Loan Segment	#	Loan Balance	WA LTV	% of Total
Hospitality	13	$ 46.1	40.2%	11.5%
Retail	27	61.9	50.2%	15.4%
Other	124	217.1	57.5%	54.0%
CRE Sub-Total	164	325.1	53.6%	80.9%
Multi-Family Sub-Total	62	76.7	50.9%	19.1%
Total	164	$ 401.8	53.1%	100%

- Hospitality and Retail sectors with a weighted average LTV of 40.2% and 50.2%, respectively, represent 27% of our total CRE and Multi-Family portfolio

Allowance for Loan Losses at March 31, 2020

($ in thousands)



$6,990
$7,049
$6,191
$6,191
$6,558
1.14%
1.02%
0.89%
0.93%
0.96%
1Q19
2Q19
3Q19
4Q19
1Q20
% ALLL / Loans
$ ALLL

COVID-19 Loan Modifications

($ in millions)

Completed Modifications	#	Loan Balance
Hospitality	7	$ 36.6
Retail	8	27.1
All Other	7	40.9
Total CRE	22	104.6
Total SFR	5	3.3
Total C&I	2	1.2
Grand Total	29	$ 109.1

- Providing customers with payment deferrals for those impacted by COVID-19
- Continuously working with customers that have requested payment relief, with $27.7 million in loan balances for 26 customers in process of being modified as of April 24, 2020
- Unfunded commitments associated with CRE and Multi-Family portfolio of $31.3 million at March 31, 2020, which are only funded contractually subject to property performance and to enhance collateral value

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Note: Completed Modifications represent payment deferrals which were requested and approved up to and including April 24, 2020

Capital and Liquidity Ratios Tier 1 Leverage Ratio Total Risk-Based Capital Ratio 30.10% 26.57% 25.97% 26.90% 26.05% 11.05% 11.11% 10.43% 11.23% 10.98% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Loans to Deposits Commentary • The Bank had a tier 1 leverage ratio of 10.33%, a 57.34% 52.87% 54.29% 55.64% common equity tier 1 capital ratio of 23.86%, a tier 1 risk- 47.47% based capital ratio of 23.86% and a total risk-based capital ratio of 24.55% at March 31, 2020 • Capital ratios each exceeded the “well capitalized” standards defined by the federal banking regulations of 5.00% for tier 1 leverage ratio, 6.5% for common equity tier 1 capital ratio, 8.00% for tier 1 risk-based capital ratio 1Q19 2Q19 3Q19 4Q19 1Q20 and 10.00% for total risk-based capital ratio 13

Appendix

1Q20 Financial Results

($ in millions, except per share data)

	1Q 2020	4Q 2019	1Q 2019	1Q20 vs 4Q2019	1Q20 vs 1Q19
				$ Inc / (Dec)	
Income Statement					
Net interest income	$ 15.5	$ 15.6	$ 19.3	$ (0.2)	$ (3.8)
Provision for loan losses	0.4	-	0.3	0.4	0.1
Noninterest income	4.9	3.1	7.9	1.8	(2.9)
Noninterest expense	13.9	13.7	13.5	0.2	0.4
Pre-tax income	6.2	5.1	13.4	1.1	(7.3)
Income tax expense	1.8	1.5	4.0	0.3	(2.2)
Net income	$ 4.4	$ 3.6	$ 9.4	$ 0.8	$ (5.0)
Diluted EPS	$ 0.23	$ 0.19	$ 0.52		
Key Ratios					
ROAA	0.79%	0.67%	1.94%		
ROAE	7.14%	6.08%	19.53%		
NIM	2.86%	2.97%	4.01%		
Net charge-offs (recoveries) / Avg. loans	0.00%	0.01%	0.00%		

Commentary

- Net interest income, ROAA, ROAE and NIM impacted by the federal funds rate reductions in 3Q19, 4Q19 and 1Q20
- 4Q19 and 1Q20 net interest income includes $1.6 million and $2.1 million, respectively, of premium expense resulting from calling and reissuing brokered CDs
- Net charge-offs remain at negligible levels
- 1Q20 includes a $1.2 million gain on sale of securities and $0.9 million gain on extinguishment of debt from termination of FHLB term advance versus $0.7 million gain on sale of securities in 4Q19 and $3.9 million gain on sale of branch, net of tax in 1Q19

Note: ROAA, ROAE and NIM have been annualized. Totals may not foot due to rounding.

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Reconciliation of Non-GAAP Financial Measures Three Months Ended Six Months Ended Nine Months Ended Year Ended March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 ($ in thousands) Net income Net income, as reported $ 9,436 $ 14,592 $ 21,248 $ 24,846 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Tax effect(1) 1,574 1,574 1,574 1,574 Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Noninterest income / average assets(2) Noninterest income $ 7,871 $ 10,025 $ 12,624 $ 15,754 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted noninterest income 2,362 4,516 7,115 10,245 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Noninterest income / average assets, as reported 1.62% 1.02% 0.82% 0.76 % Adjusted noninterest income / average assets 0.49% 0.46% 0.46% 0.49 % Return on average assets (ROAA)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Return on average assets (ROAA), as reported 1.94% 1.48% 1.38% 1.19 % Adjusted return on average assets 1.13% 1.08% 1.12% 1.00 % Return on average equity (ROAE)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average equity 195,989 200,996 208,775 215,338 Return on average equity (ROAE), as reported 19.53% 14.64% 13.61% 11.54 % Adjusted return on average equity 11.38% 10.69% 11.09% 9.71 % Efficiency ratio Noninterest expense $ 13,486 $ 26,207 $ 38,818 $ 52,478 Net interest income 19,316 36,884 55,327 70,957 Noninterest income 7,871 10,025 12,624 15,754 Total net interest income and noninterest income 27,187 46,909 67,951 86,711 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted total net interest income and noninterest income 21,678 41,400 62,442 81,202 Efficiency ratio, as reported 49.60% 55.87% 57.13% 60.52 % Adjusted efficiency ratio 62.21% 63.30% 62.17% 64.63% ________________________ (1) Amount represents the total income tax effect of the adjustment, which is calculated based on the applicable marginal tax rate of 28.58%. (2) Data has been annualized. 16